Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER MERGING PRM SUB, INC.
(a Delaware corporation)
INTO PERIMETER SOLUTIONS, INC.
(a Delaware corporation)

Perimeter Solutions, Inc., a Delaware corporation (the “Parent”), hereby certifies as follows.

FIRST: The Parent is a Delaware corporation and owns all of the outstanding stock of PRM Sub, Inc., a Delaware corporation (the “Subsidiary”).

SECOND: The Parent hereby merges the Subsidiary into itself and assumes all of the obligations of the Subsidiary, with the Parent being the surviving corporation in such merger.

THIRD: The board of directors of the Parent, on October 23, 2026, adopted the following resolution to so merge:

RESOLVED, that Perimeter Solutions, Inc., a Delaware corporation (the “Parent”), as sole stockholder of PRM Sub, Inc., a Delaware corporation (the “Subsidiary”), shall merge the Subsidiary into itself and assume all the obligations of the Subsidiary, with the Parent being the surviving corporation in such merger, in accordance with Section 253 of the General Corporation Law of the State of Delaware.

RESOLVED, that, at the effective time of the merger, the name of the Parent shall be changed to “Perimeter Group Inc.” by deleting Article FIRST of the certificate of incorporation of the Parent and inserting in lieu thereof a new Article FIRST to read as follows:

“FIRST: The name of the corporation is Perimeter Group Inc. (the “Corporation”).”

RESOLVED, that each of the officers of the Parent is hereby authorized, empowered, and directed to execute and acknowledge a certificate of ownership and merger in respect of such merger, file the same with the Secretary of State of the State of Delaware, and do all other acts and things that may be necessary or advisable to carry out and effectuate the purpose and intent of these resolutions.

FOURTH: This certificate shall be effective on November 4, 2026 at 12:01 a.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date set forth below.

PERIMETER SOLUTIONS, INC.

By:	/s/ Kyle Sable
Name: Kyle Sable
Title: Chief Financial Officer
Date: October 27, 2026